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                                                                    EXHIBIT 99.2

                      FORM OF ELECTION AS TO COMMON SHARES
                 OF BENEFICIAL INTEREST OF ARBOR PROPERTY TRUST

     This Form of Election is provided in connection with the proposed merger (the 'Merger') of Arbor Property Trust, a Delaware business trust ('Arbor'), with and into Trees Acquisition Subsidiary, Inc., a Delaware corporation ('Merger Sub'), pursuant to the Agreement and Plan of Merger among them and Vornado Realty Trust, a Maryland real estate investment trust ('Vornado'), dated as of August 22, 1997 (the 'Merger Agreement').

     ALL FORMS OF ELECTION MUST BE DELIVERED TO THE EXCHANGE AGENT BEFORE THE ELECTION DEADLINE AS DESCRIBED HEREIN. ALL FORMS OF ELECTION MUST BE DELIVERED IN A MANNER CONSISTENT WITH THE INSTRUCTIONS PROVIDED WITH THIS FORM OF ELECTION.

     This form of Election must be completed by holders of common shares of beneficial interest, without par value ('Arbor Common Shares'), of Arbor who wish to make an election (an 'Election') as to the form of consideration (the 'Merger Consideration') into which such holders' Arbor Common Shares are to be converted in the Merger. For an Election to be properly made and effective, this Form of Election, properly completed, must be received by the Exchange Agent prior to 5:00 p.m., local time, on the business day that is two trading days prior to the Closing Date (which date shall be publicly announced by Vornado as soon as practicable but in no event less than five trading days prior to the Closing Date)(the 'Election Deadline'). Such Election is subject to (a) the terms, conditions, and limitations set forth in the Merger Agreement, which is incorporated by reference and summarized by the Proxy Statement/Prospectus relating to the Merger dated October __, 1997 (the 'Proxy Statement/Prospectus'), and (b) the accompanying instructions. The Merger Agreement and the Proxy Statement/Prospectus are incorporated herein by reference. Any capitalized terms used in this Form of Election but not defined herein shall have the meanings given to them in the Proxy Statement/Prospectus. Additional copies of the Proxy Statement/Prospectus are available from Vornado upon request (see Instruction B7). THE INSTRUCTIONS TO THIS FORM OF ELECTION SHOULD BE READ CAREFULLY BEFORE THIS FORM OF ELECTION IS COMPLETED.

     Shareholders should deliver this Form of Election, properly completed and accompanied by all required documents, no later than the Election Deadline, to the Exchange Agent at the address set forth below.

     The Exchange Agent is:

     FIRST UNION NATIONAL BANK
     ATTN: CORPORATE TRUST CLIENT SERVICES NC-1153
     1525 WEST W.T. HARRIS BLVD.--3C3
     CHARLOTTE, NORTH CAROLINA 28288-1153
     TELEPHONE: (704) 590-7375

     Delivery of this Form of Election to an address other than as set forth above will not constitute a valid delivery. You must sign this Form of Election where indicated below.


     This Form of Election, completed and signed, should be returned to the Exchange Agent in the accompanying self-addressed, postage-paid envelope. DO NOT SUBMIT YOUR SHARE CERTIFICATES AT THIS TIME. You should complete and return this Form of Election prior to the Election Deadline, whether you intend to vote 'for' or 'against,' or do not vote with respect to, the Merger Agreement and the Merger.

     ALL ARBOR SHAREHOLDERS SHOULD COMPLETE THE DESCRIPTION OF ARBOR COMMON SHARES IN BOX A TO SPECIFY THE ARBOR COMMON SHARES COVERED HEREBY.

                                     BOX A

                       DESCRIPTION OF ARBOR COMMON SHARES

List Below the Arbor Common Shares to Which This Form of Election Relates (Attach Additional Sheets if Necessary)

Name and Address of Registered Holder(s):
(Please Fill In, if Blank)

------------------------------------  ------------------------------------  ------------------------------------
         Certificate Number              Number of Arbor Common Shares      Number of Arbor Common Shares as to
                                        Represented by Such Certificate            Which Election is Made

------------------------------------  ------------------------------------  ------------------------------------
------------------------------------  ------------------------------------  ------------------------------------
------------------------------------  ------------------------------------  ------------------------------------
------------------------------------  ------------------------------------  ------------------------------------
------------------------------------  ------------------------------------  ------------------------------------
------------------------------------  ------------------------------------  ------------------------------------
                                      Total Shares:                         Total Shares:
------------------------------------  ------------------------------------  ------------------------------------
</Table

     To: First Union National Bank
         Attn: Corporate Trust Client Services NC-1153
         1525 West W.T. Harris Blvd--3C3
         Charlotte, North Carolina 28288-1153

     Mesdames and Gentlemen:

     The undersigned hereby makes the Election set forth in Box B below, or, if an Election is not duly made, elects to have the undersigned's Arbor Common
Shares treated as Non-Election Shares.

     The undersigned understands that the purposes of the election procedures described herein are to permit holders of Arbor Common Shares to elect the type of consideration they wish to receive in the Merger. Receipt of the Proxy
Statement/Prospectus, including the Merger Agreement incorporated by reference and summarized by the Proxy Statement/Prospectus, is hereby acknowledged.

     Neither the Vornado Board of Trustees nor the Arbor Board of Trustees makes any recommendation as to the type of consideration Arbor shareholders should elect to receive. Each Arbor shareholder must make his or her own decision with respect to such Election.

     By completing Box B below, each Arbor shareholder may choose to make a Common Election or a Preferred Election with respect to the Arbor Common Shares held by such holder.

                                     BOX B

                                    ELECTION
                              (Check only one box)

The undersigned, subject to the terms and conditions set forth in this Form of Election, including the Merger Agreement incorporated herein by reference, makes the following Election with respect to the undersigned's Arbor Common Shares covered hereby:

          / / A Common Election with respect to ALL of such Arbor Common Shares.

          / / A Preferred Election with respect to ALL of such Arbor Common
              Shares.

Any Arbor Common Shares of the undersigned as to which the undersigned has not made an effective Election will constitute Non-Election Shares.

     THE UNDERSIGNED HEREBY CERTIFIES THAT THE ELECTION SET FORTH HEREIN COVERS
ALL OF THE ARBOR COMMON SHARES REGISTERED IN THE NAME OF THE UNDERSIGNED AND
EITHER (I) BENEFICIALLY OWNED BY THE UNDERSIGNED OR (II) OWNED BY THE
UNDERSIGNED IN ANY REPRESENTATIVE OR FIDUCIARY CAPACITY FOR A PARTICULAR
BENEFICIAL OWNER OR FOR ONE OR MORE BENEFICIAL OWNERS.

     The undersigned understands and acknowledges that all questions as to the validity, form and eligibility of any Election and delivery and/or surrender of Certificates and Arbor Common Shares hereunder shall be determined by the

Exchange Agent, or as otherwise provided by the Merger Agreement or Instruction
A6 hereof, and any such determinations shall be final and binding. No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.



                                   IMPORTANT

                       ALL ARBOR SHAREHOLDERS SUBMITTING
                      THIS FORM OF ELECTION MUST SIGN HERE

The undersigned hereby represents and warrants that the undersigned has full power and authority to complete and deliver this Form of Election. The undersigned, upon request, shall execute and deliver all additional documents deemed by the Exchange Agent or Vornado to be necessary or desirable to complete the election.

                                     BOX C

                            SHAREHOLDER(S) SIGN HERE

                             Name(s):
                                     -------------------------------------------
                                                   (Please Print)
                             Address:
                                     -------------------------------------------

                                     -------------------------------------------
                                                 (Include Zip Code)

-----------------------------        -------------------------------------------
(Area Code and Telephone No.)        (Tax Identification or Social Security No.)

Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s). If signature is by attorney, executor, administrator, trustee or guardian or other acting in a fiduciary capacity, set forth full title and see
Instruction A4.



                        INSTRUCTIONS TO FORM OF ELECTION

A.  FORM OF ELECTION

     1. Delivery of Form of Election.  THE ARBOR COMMON SHARES OF ARBOR
SHAREHOLDERS WHOSE PROPERLY COMPLETED AND EXECUTED FORMS OF ELECTION ARE NOT
RECEIVED PRIOR TO THE ELECTION DEADLINE WILL BE TREATED AS NON-ELECTION SHARES
(AS DEFINED IN THE MERGER AGREEMENT). These instructions need not be returned.

     2. Arbor Common Shares Held by Nominees, Trustees, or Other
Representatives.  Any record holder of Arbor Common Shares who holds such Arbor
Common Shares as a nominee, trustee or in another representative or fiduciary capacity (a 'nominee') may submit one or more Forms of Election covering the aggregate number of Arbor Common Shares held by such nominee for the beneficial owners for whom the nominee is making an Election; provided, that each submission of a Form of Election by a nominee shall be deemed to constitute a certification by such nominee that such Form of Election covers all of the Arbor
Common Shares held by such nominee for a particular beneficial owner. If any Arbor Common Shares held by a nominee are not covered by an effective Election, they will be deemed to be Non-Election Shares.

     3. Method of Delivery.  THE METHOD OF DELIVERY OF THIS FORM OF ELECTION IS
AT THE OPTION AND RISK OF THE SENDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY
WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. The risk of loss of a Form of
Election shall pass only after the Exchange Agent has actually received the Form of Election. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery by the Election Deadline.

     4. Signatures on Form of Election. If this Form of Election is signed by the registered holder(s) of the Arbor Common Shares covered hereby, the signature(s) must correspond with the name(s) on the face of the Certificates evidencing such Arbor Common Shares without alteration, enlargement or any other change whatsoever.

     If any of the Arbor Common Shares covered hereby are owned of record by two or more persons, all such persons must sign this Form of Election. If any Certificates listed herein are registered in the names of different holders, it will be necessary to complete, sign, and submit as many separate Forms of Election as there are different registrations of such Certificates.

     IF THIS FORM OF ELECTION IS SIGNED BY A TRUSTEE, EXECUTOR, ADMINISTRATOR,
GUARDIAN, ATTORNEY-IN-FACT, OFFICER OF A CORPORATION, OR OTHER PERSON ACTING IN
A FIDUCIARY OR REPRESENTATIVE CAPACITY, SUCH PERSON SHOULD SO INDICATE WHEN
SIGNING, AND PROPER EVIDENCE SATISFACTORY TO THE EXCHANGE AGENT OF SUCH PERSON'S
AUTHORITY TO SO ACT MUST BE SUBMITTED.

     5. Guarantee of Signatures. No signature guarantee is required on this Form of Election.

     6. Determination of Proper Election. The Exchange Agent will have the reasonable discretion to determine whether Forms of Election have been properly or timely completed, signed, and submitted, modified or revoked, and to disregard immaterial defects in Forms of Election. In all such matters, the decision of the Exchange Agent, and any decision of Vornado and Arbor required by the Exchange Agent and made in good faith, shall be conclusive and binding.
The Exchange Agent will not be under any obligation to notify any person of any defect in a Form of Election or other documents submitted to the Exchange Agent.
No alternative, conditional or contingent Elections will be accepted. If the Exchange Agent shall reasonably determine that any purported Common Election or Preferred Election was not properly made, such purported Common Election or Preferred Election will be of no force and effect, and the shareholder making such purported Common Election or Preferred Election shall, for purposes hereof and the Merger Agreement, be deemed not to have made an Election, and the Arbor
Common Shares covered thereby shall be deemed to be Non-Election Shares.

     7. Inadequate Space.  If the space provided in Box A under 'Description of
Arbor Common Shares' is inadequate, the Certificate numbers, the number of Arbor
Common Shares evidenced by such Certificates, and the number of Arbor Common
Shares with respect to which Elections are made should be listed on a separate schedule and attached to the Form of Election.


     8. Termination of Merger Agreement. All Elections will be revoked automatically if the Merger Agreement has been terminated.

     9. Dissenters' Rights.  Neither the Delaware Business Trust Act nor Arbor's
Amended and Restated Declaration of Trust provides for dissenters' rights of appraisal in connection with the Merger.

B.  ELECTION PROCEDURES

     1. Elections.  By completing Box B entitled 'Election' and this Form of
Election, and making the deliveries required hereby, each in accordance with these instructions, an Arbor shareholder will be permitted to make a Common
Election or Preferred Election with respect to the Arbor Common Shares held by such holder. All Elections are subject to the election procedures set forth in the Merger Agreement. In connection with making an Election, an Arbor shareholder should also carefully read, among other items, the information contained in the Proxy Statement/Prospectus under 'Federal Income Tax
Considerations The Merger.' Each Arbor shareholder should consult his or her own tax advisor as to the specific tax consequences of an Election and the Merger to such shareholder.

     2. Treatment of Non-Electing Shares. Any Arbor Common Shares with respect to which the Exchange Agent does not receive an effective, properly completed
Form of Election prior to the Election Deadline will be deemed to be Non-Election Shares in respect of which Common Elections have been made. This
Form of Election will be deemed properly completed only if an Election is indicated for each Arbor Common Share covered by this Form of Election.

     3. Election Deadline. In order for an Election to be effective, the Exchange Agent must receive a properly completed Form of Election, accompanied by all required documents, no later than 5:00 p.m., local time, on the business day that is two trading days prior to the Closing Date (which date shall be publicly announced by Vornado as soon as practicable but in no event less than five trading days prior to the Closing Date) (the 'Election Deadline').

     4. Changes to Elections. Any holder of Arbor Common Shares who has made an Election may, at any time prior to the Election Deadline, change his or her Election by submitting to the Exchange Agent a properly completed and signed revised Form of Election with all required additional documents, provided that the Exchange Agent receives such revised Form of Election and other necessary documents prior to the Election Deadline. Any holder of Arbor Common Shares may at any time prior to the Election Deadline revoke his or her Election by written notice to the Exchange Agent received prior to the Election Deadline. If an Election is revoked prior to the Election Deadline, the related Arbor Common
Shares will automatically become NonElection Shares unless and until a new
Election is properly made with respect to such Arbor Common Shares prior to the Election Deadline.

     5. No Fractional Vornado Shares.  No fractional Vornado Common Shares or
Vornado Series A Preferred Shares will be issued in the Merger. Instead, the
Merger Agreement provides that each holder of Arbor Common Shares who would otherwise have been entitled to receive a fractional Vornado Common Share or Vornado Series A Preferred Share will be entitled to receive a cash payment in lieu thereof, in an amount equal to the fraction of a share to which such holder would otherwise have been entitled multiplied by the average closing price on the New York Stock Exchange ('NYSE') of the applicable Vornado Shares for the ten NYSE trading days ending with the NYSE trading day immediately prior to the Closing Date.

     6. No Liability. Neither Vornado, Arbor nor the Exchange Agent will be liable to any holder of Arbor Common Shares for any Vornado Shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat, or similar law.

     7. Requests for Assistance or Additional Copies. Requests for assistance may be directed to the Exchange Agent at the address or telephone number set forth in the Form of Election. Additional copies of this Form of Election and Instructions may also be obtained from the Exchange Agent. Additional copies of the Proxy Statement/Prospectus may be obtained from the office of the Corporate
Secretary, Vornado Realty Trust, Park 80 West, Plaza II, Saddle Brook, New
Jersey 07663, Telephone (201) 587-1000.

